Uniroyal HPP Holdings, Inc. and Subsidiary
                                                  Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20437, 33-61322, 333-60381 and 333-30878) and Form S-3 (Nos. 333-24527
and 333-90745) of Spartech Corporation of our report dated December 20, 1999 (February 28, 2000 as to Note 14) relating to the consolidated financial statements of Uniroyal HPP Holdings, Inc. and subsidiary included in this Current Report on Form 8-K/A of Spartech Corporation dated May 15, 2000.


Deloitte & Touche LLP
Tampa, Florida
May 15, 2000